  EXHIBIT 99.1

TENAX THERAPEUTICS January 2022 I Corporate Presentation www.tenaxthera.com NASDAQ TENX

Disclaimer Except for historical information, all the statements, expectations and assumptions contained in this presentation are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; reliance on third parties; risks regarding the formulation, production, marketing and customer acceptance of our product candidates; the potential advantages of our product candidates; our estimates regarding the potential market opportunity for our product candidates; intellectual property risks; our competitive position; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law. Safe Harbor Statement

Mission Statement Specialty pharmaceutical company focused on identifying and developing therapeutics that address cardio-pulmonary diseases with high unmet medical need, with an initial therapeutic focus on pulmonary hypertension

New Leadership and a Stronger Intellectual Property Position Tenax Therapeutics underwent a transformation in 2021

Scientific Advisory Boards World Recognized Experts in Pulmonary Hypertension and Heart Failure TNX-103 & TNX-102 (levosimendan) consultants TNX-201 (imatinib) consultants

Two therapies poised to have a major impact on patient lives Tenax Therapeutics Investment Summary Two Phase 3-ready Drug Programs Addressing Both Orphan and Large CV Markets with Significant Unmet Need TNX-201 (Novel, coated form of imatinib mesylate) - BCR-Abl, PDGFR, and c-Kit tyrosine kinase inhibitor Pulmonary Arterial Hypertension TNX-103 (oral) & TNX-102 (subcutaneous) levosimendan - K+ATP channel activator/Ca++ sensitizer Pulmonary Hypertension with Left Heart Failure Both drugs expected to be the first of their kind for their respective conditions

Extraordinary Market Opportunities

Orphan Disease and Large Patient Population Markets With Significant Unmet Medical Need

TNX-201 (imatinib)

Pulmonary Arterial Hypertension (PAH)

PAH market >$5B*, yet no disease-modifying treatments

12 pulmonary vasodilator drugs approved, marginal efficacy
- *7% fall in PA pressure*
- *11% increase in 6MWT*



United Therapeutics, $1,445 , 27%
Pfizer, $150 , 3%
Gilead, $618 , 12%
Bayer, $415 , 8%
Actelion (J&J), $2,623 , 50%

IMATINIB: First disease-modifying treatment

TNX-103, TNX-102 (levosimendan)

Pulmonary Hypertension Due To Left Heart Disease

Approximately 1.5M U.S. patients with no approved drug therapies**

Completely Open Market Opportunity

LEVOSIMENDAN: First available & First-in-class treatment

Both PAH and PH-LHD with >50% five-year mortality rate***

All potential market opportunities are estimates only.

* *From manufacturer Annual Reports, 2019*

** *Lai, Yen-Chun, Longfei Wang, and Mark T. Gladwin. "Insights into the pulmonary vascular complications of heart failure with preserved ejection fraction." The Journal of Physiology 597.4 (2019): 1143-1156.*

*** *Farber et al. "Five-Year Outcomes of Patients Enrolled in the REVEAL Registry" CHEST (2015) & Vanderpool, Rebecca, et al., "Association Between Hemodynamic Markers of PH and Outcomes in HFpEF." JAMA Cardiology. (2018).*

TNX-201 (imatinib) Development Program for Pulmonary Arterial Hypertension (WHO Group 1)

The Disease: Overview of Pulmonary Arterial Hypertension (PAH) WHO Group 1 Pulmonary Hypertension Progressive, fatal orphan disease with no cure Large unmet clinical need with no disease-modifying treatments available * Vanderpool, Rebecca, et al., “Association Between Hemodynamic Markers of PH and Outcomes in HFpEF.” JAMA Cardiology. (2018).

Overview of PAH: The Pathology As the pulmonary artery narrows, the pulmonary pressure increases.

The Solution: TNX-201 (imatinib mesylate) Overview of PAH Developed by Novartis as the first curative treatment of chronic leukemia (Gleevec®) Disease reversal demonstrated with imatinib in animal models of PAH convinced Novartis to seek approval

PAEC = pulmonary artery endothelial cell PASMC = pulmonary artery smooth muscle cell GF = growth factors BCR-Abl, PDGFR, c-Kit Imatinib Targets the Pathophysiology of PAH

Imatinib is Proven Effective in Treating PAH Proof of Concept IMPRES STUDY Phase 3 Clinical Trial: Imatinib Mesylate as Add-On Therapy for Pulmonary Arterial Hypertension: Results of the Randomized IMPRES Study Results: After 24 weeks, the mean placebo-corrected treatment effect on 6-minute walk distance was 32 meters (95% confidence interval, 12–52; P=0.002) Conclusions: Imatinib improved exercise capacity and hemodynamics in patients with advanced PAH, but frequent dropout events prevented approval. Circulation. 2013;127:1128-1138. The primary endpoint was change in 6-minute walk distance

Proof of Concept Imatinib Efficacy and Safety Data From IMPRES Study Provides Guidance for Phase 3 14 04 IMPRES data demonstrated the critical dose of oral imatinib to achieve clinical efficacy, central to our Phase 3 protocol

Strong FDA agreement with our clinical trial design to minimize risks and increase likelihood of success (5/30/2019) New formulation development by Q4 to mitigate gastric intolerance FDA agreement for small single dose PK study Enriched enrollment design to increase treatment effect Patients screened for level of response to imatinib Enriched enrollment design to eliminate… Patients who have gastric intolerance to imatinib Patients who require anticoagulants FDA recommended application for breakthrough therapy designation at time of Phase 3 initiation TNX-201 (unique, modified-release imatinib mesylate) for PAH Phase 3 Clinical Trial Protocol Design Strong FDA agreement with Tenax’ clinical trial design to both minimize risks and increase likelihood of success: Unique oral formulation: Designed to achieve the established effective dose Unique modified release formulation to minimize gastric exposure Enriched enrollment to increase the treatment effect Open label lead-in to eliminate those patients who: Do not tolerate the drug Do not respond to the drug

2 companies pursuing inhaled formulations of imatinib are conducting Phase 1/2 trials based on unproven claims that this route will have advantages over the oral route Other routes: the development risks of inhaled imatinib . RISK: Whether it is possible for inhaled imatinib to achieve meaningful efficacy in PAH has not yet been determined RISK: Whether the lungs can even tolerate prolonged exposure to inhaled imatinib is unknown RISK: Inhalation is subject to unpredictable bioavailability, which varies from patient to patient RISK: Whether enough drug can be absorbed by inhalation to be effective remains unknown

Program Summary TNX-201 (unique, modified-release imatinib mesylate) for PAH Single Phase 3 clinical trial for approval of a drug with established efficacy, planned to begin enrolling 2H 2022 FDA supports Tenax’ enrichment approach: increases efficacy, shortens trial duration, reveals durability Substantial lead over two developers of inhaled imatinib for PAH, with Phase 3 to start in 2022 Current PAH market (orphan disease) generates >$5B annual sales TNX-201 will be tested as an add-on therapy to approved vasodilators Every PAH patient a candidate for this therapy

TNX-103 & TNX-102 (levosimendan) Development Program for Pulmonary Hypertension with Left Heart Disease (WHO Group 2)

Pulmonary Hypertension with Left Heart Disease WHO Group 2 PH is the most common type of PH in the world Progressive, relentless, worsens over time Limits lifestyle to avoiding all activity Not a single treatment is even suggested by the current guidelines Overview 3%

Two Major Forms Of Left Heart Failure Overview Systolic Heart Failure (failure to squeeze adequately) Approved Treatments include: ACE Inhibitors, Angiotensin Receptor Blockers, Beta Blockers, Mineralocorticoid Receptor Antagonists, Angiotensin Receptor-Neprilysin Inhibitors, If channel inhibitors, Hydralazine, Nitrates Approved Treatments: NONE (all of the heart failure treatments have been tried and have failed). The lack of HF treatment leads to the development of pulmonary hypertension Diastolic Heart Failure (failure to fill adequately)

A re-focus on the venous side of the problem Overview: Pathophysiology of PH-LHD VOLUME OVERLOAD LOWER EXTREMITY EDEMA PULMONARY CONGESTION PULMONARY HYPERTENSION Recent studies have identified that the venous circulation is the target

22 This patient has excessive blood in her veins (elevated central venous pressure is the target).

This patient has excessive blood in his lungs (elevated pulmonary venous pressure is the target) Normal Congested lungs

Remarkable Discoveries around TNX-103

01

Levosimendan is a ***unique K+ATP channel activator*** and calcium sensitizer*

No other drug shares these properties

02

Levosimendan has strong vasodilatory effects on venous beds**

Causes a **marked reduction** in central venous pressure (CVP)

Causes a **marked reduction** in pulmonary venous pressure (PCWP)

03

Recent clinical science has ***confirmed*** that reducing the **elevated CVP and PCWP are critical targets** for left heart failure***

* Rich, Stuart, Burkhoff, Daniel, Pollesello, Piero, Papp, Zoltan. "Levosimendan-induced vendilation is mediated by opening of potassium channels." ESC Heart Failure. 10.1002 (2021)

** Brener, Michael I., et al. "Changes in stressed blood volume with levosimendan in pulmonary hypertension from heart failure with preserved ejection fraction: insights regarding mechanism of action from the HELP trial." Journal of Cardiac Failure 27.9 (2021): 1023-1026

*** Fudim, Marat, et al. "Splanchnic Nerve Block for Chronic Heart Failure." Heart Failure 8.9 (2020): 742-752.

TENAX THERAPEUTICS

Company and Products Overview | January 2022 24

TNX-103 (IV levosimendan) Phase 2 trial design Proof of Concept Open label lead-in phase to evaluate the effects of IV levosimendan on hemodynamics at rest and exercise after 24 hours Patients with an initial response were enrolled into randomized, double blinded treatment with once weekly infusions of IV levosimendan for 6 weeks Patients return after 6 weeks for final assessment of 6-minute walk and a hemodynamic study

Overview of the cause of PH-LHD 26 The increase in PCWP during exercise (red) is the critical feature of PH-LHD that produces disability and death. No treatment has been able to prevent this. Exercise Hemodynamics Confirm the Diagnosis Marc A. Pfeffer, Amil M. Shah, Barry A. Borlaug. “Heart Failure with Preserved Ejection Fraction in Perspective.” Circulation Research 124 (2019): 1598-1617

TNX-103 (*levosimendan*) Improves CVP and PCWP at rest and with Exercise


Levosimendan Group
Baseline
24 Hr Levo Infusion
CVP (mmHg)
0
10
20
30
40
50
Legs Down
Legs Up
25 Watts


Levosimendan Group
Baseline
24 Hr Levo Infusion
PCWP (mmHg)
0
10
20
30
40
50
Legs Down
Legs Up
25 Watts

Burkhoff D, Rich S, et. al. Levosimendan Improves Hemodynamics and Exercise Tolerance in PH-HFpEF. JACC Heart Fail. 2021; 9:360-370

TENAX THERAPEUTICS
Company and Products Overview | January 2022 27

in PH-LHD Patients after 6 Weeks TNX-103 (levosimendan) Improves Exercise Capacity Effects on 6-minute walk distance Dr. Barry Borlaug, The Mayo Clinic, global HFpEF expert: “…this is the first medicine that has actually improved 6-minute walk distance in any patient population with HFpEF…”,

HELP: One of 2021’s “most talked about” publications in JACC: Heart Failure Data on online attention according to Altmetric, who according to JACC score each article by original shares online and mentions picked up, from discussions on social media platforms such as Twitter and Facebook, research blogs, mainstream media coverage, and bookmarks on reference managers.

Successful transition of patients from IV to Oral levosimendan (TNX-103) 30 01 02 03 Patent granted January 2022 for administration of subcutaneous levosimendan (TNX-102) for use in PH-LHD and all other conditions in humans.

TNX-103 & TNX-102 (levosimendan) Program Summary PH-Left Heart Disease has a high unmet medical need: Estimated prevalence in the US >1,500,000 Most prevalent form of PH worldwide No approved therapies FDA supportive of a single Phase 3 trial Efficacy demonstrated in Phase II attributed to levosimendan’s unique, durable effect on venous circulation K+ ATP channel activation Patients safely transitioned to oral formulation, and stable, after 2 years Positive Phase 2 hemodynamic and clinical data First 6MWD improvement demonstrated in a HFpEF population Very high level of KOL interest: featured in CVCT annual scientific congress Tenax plans to proceed with a novel formulation into our single Phase 3 trial Patent approved for SC formulation Patent pending for HFpEF, including oral formulation

TNX-201 (oral, modified release imatinib) Projected Development Timelines OLE IV Tx IV-to-oral TNX-103 (oral levosimendan) oral * Tenax will proceed with a novel formulation into our single Phase 3 trial, pending the outcome of USPTO examination (est. 2H 2022) of Tena’ claims on oral levosimendan, supported by the HELP trial … *

Strong FDA agreement with our clinical trial design to minimize risks and increase likelihood of success (5/30/2019) New formulation development by Q4 to mitigate gastric intolerance FDA agreement for small single dose PK study Enriched enrollment design to increase treatment effect Patients screened for level of response to imatinib Enriched enrollment design to eliminate… Patients who have gastric intolerance to imatinib Patients who require anticoagulants FDA recommended application for breakthrough therapy designation at time of Phase 3 initiation Two potential best-in-class therapies with Phase 3 programs expected to start in 2022-23 Tenax Therapeutics: Investment Case FDA has agreed both products are approvable with strong data from a single Phase 3 trial. These trials require 200-300 subjects enrolled, each. Group 1 = orphan population; Group 2 = the “highest unmet need in CV” (NIH working group), with 0 drugs approved TNX-201 (imatinib) Tenax is 1-2 years ahead of 2 companies developing inhaled formulations, and is using a dose and route of administration that showed efficacy in a previous Phase 3 Scientific design & regulatory strategy advice from world renowned AdComm members and ex-FDA experts, for an enriched approach with minimized risk and time/cost requirements Potential for $1B/year peak sales in a market currently worth >$5B, orphan reimbursement and exclusivity* TNX-102 & TNX-103 (levosimendan) 2022: Patent approved (SC), and patents pending (oral) for our formulations Nerve block and surgical strategies in development seek levosimendan’s effect on venous circulation, now understood to be central to the development of PH from HFpEF Most prevalent form of PH globally, est. >1.5M Americans Potential for $1.5B/year peak sales, with patent coverage to 2039* Opportunities for label expansion following PH-HFpEF trial completion * All potential market opportunities are estimates only.